Exhibit 99.1

               Digital Impact Reports Fiscal Q1 Results

    SAN MATEO, Calif.--(BUSINESS WIRE)--July 24, 2003--Digital Impact, Inc. (NASDAQ:DIGI), the premier provider of online direct marketing solutions for enterprises, today announced financial results for the fiscal first quarter ended June 30, 2003.
    Digital Impact reported revenues of $10.9 million for the quarter ended June 30, 2003, a 4% increase from the same quarter last year. The GAAP net loss for the quarter was $293,000, or $0.01 loss per share, a 75% improvement over the same period last year. Cash flow from operations was $2.6 million, compared to $1.4 million during last year's fiscal first quarter. This was the company's fifth consecutive quarter of positive cash flow from operations.
    Earnings before interest, tax, depreciation and amortization (EBITDA) for the quarter ended June 30, 2003 totaled $1.4 million. The difference between EBITDA and the company's $293,000 net loss is primarily due to the depreciation of hardware and the amortization of software, intangible assets, and stock-based compensation.
    The company ended the quarter with $27 million in cash, cash equivalents, short-term investments and restricted cash, a $2.1 million increase over the prior quarter.
    "Our focus on client satisfaction and service has paid off, as we achieved a client retention level of 90%, while adding new divisions of several clients including Microsoft, Hewlett Packard and a leading portal," said William Park, chairman and chief executive officer of Digital Impact. "In addition to raising our service levels, we are dedicated to solving the spam issue that is inhibiting the growth of legitimate, permission-based online marketing. We are attacking this problem through legislative initiatives, technology improvements, and ISP relationships. We believe that the enactment of spam legislation coupled with the initiation of the national Do Not Call list could be a catalyst for future growth as marketers shift their budgets to targeted permission-based email."

    Outlook

    "Entering into a traditionally slow marketing season, we are forecasting revenues for the next quarter roughly in line with this quarter's results. This should result in GAAP earnings per share ranging from break-even to a $0.02 loss. We continue to forecast modest revenue growth, positive cash flow, and breakeven GAAP income for the entire fiscal year," said David Oppenheimer, chief financial officer of Digital Impact.

    Fiscal First Quarter 2004 Conference Call

    Digital Impact's conference call will be held at 1:30 p.m. PDT today. Those wishing to participate should call 212/346-7497 or access the call at www.digitalimpact.com at approximately 1:20 p.m. PDT. A replay of the call will be available until 3:30 p.m. PDT, July 31, 2003, by dialing 800/633-8284 and entering reservation #21155069, or at www.digitalimpact.com and on http://www.companyboardroom.com/.

    Non-GAAP Measures

    To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of pro forma net loss, pro forma net loss per share and EBITDA, which are adjusted from results based on GAAP to exclude certain expenses, recoveries and losses. These non-GAAP measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, recoveries and losses that may not be indicative of our core operating results. These measures should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with generally accepted accounting principles. Consistent with our historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

    About Digital Impact

    Digital Impact is the premier provider of online direct marketing solutions for enterprises, including market leaders such as Citibank, Dell, MasterCard and Hewlett-Packard. Digital Impact's solutions enable corporations to create and deliver highly successful email marketing programs that drive revenue, influence behavior and deepen customer relationships. Digital Impact provides deep customer insight and powerful execution through a combination of hosted web applications, messaging technology infrastructure and professional services. Digital Impact is a member of the TRUSTe Privacy Program and works only with companies that are advocates of strict consumer privacy guidelines. Digital Impact was founded in 1997 and has offices in Silicon Valley, Los Angeles, New York and London. The company is publicly traded on the Nasdaq Stock Market under the ticker symbol DIGI.

    Safe Harbor Statement

    The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of
Section 21E of the Securities and Exchange Act of 1934, including statements regarding Digital Impact's expectations, beliefs, hopes, intentions, projections or strategies regarding the future. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include, but are not limited to, the following: that due to possible conditions such as the loss of clients, the inability to collect fees for services performed, the reduction in campaign volume for existing clients, reduced demand for the company's services, price pressure from the company's competition, the inability to adequately reduce expenses and the inability to accurately predict the effect of pending spam legislation and the National Do-Not-Call list on our business, the company's performance projections may not be met.
    Further risks are detailed in Digital Impact's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

        --  Digital Impact is a registered trademark of Digital
            Impact, Inc. All other brands or trademarks are the property of their respective owners.

        --  Financial schedules below.



                         DIGITAL IMPACT, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands, except per share amounts) (unaudited)


                                                       Three Months
                                                          Ended
                                                          Jun 30,
                                                      ----------------
                                                        2003    2002
                                                      ------- --------

Revenues                                              $10,928 $10,518
Cost of revenues                                        4,782   4,353
                                                      ------- --------
Gross profit                                            6,146   6,165

Operating expenses:
  Research and development                              1,443   1,936
  Sales and marketing                                   3,068   3,264
  General and administrative                            1,688   1,680
  Stock-based compensation                                 25     263
  Amortization of purchased intangibles                   161     161
                                                      ------- --------
   Total operating expenses                             6,385   7,304
                                                      ------- --------

Loss from operations                                     (239) (1,139)

Other income and (expense)                                (54)    (54)
                                                      ------- --------
Net loss                                                $(293)$(1,193)
                                                      ======= ========

Net loss per common share
  -- basic and diluted                                 $(0.01) $(0.04)
                                                      ======= ========

Shares used in net loss per common
  share calculation -- basic and diluted               31,670  29,640
                                                      ======= ========

Pro forma net loss (A)                                  $(107)  $(769)
                                                      ======= ========

Pro forma net loss per
  share--basic and diluted (A)                         $(0.00) $(0.03)
                                                      ======= ========


(A) Excludes charges for stock-based compensation and amortization of purchased intangibles.



                         DIGITAL IMPACT, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands) (unaudited)




                                               Jun 30, Mar 31,
                                                2003    2003   Change
                                               ------- ------- -------

ASSETS:
Current assets:

  Cash and cash equivalents                    $24,761 $23,659 $1,102
  Short-term investments                         1,106     108    998
  Accounts receivable, net                       6,286   7,903 (1,617)
  Prepaid expenses and other current assets      1,592   1,377    215
                                               ------- ------- -------
Total current assets                            33,745  33,047    698
                                               ------- ------- -------




Net property and equipment                       8,225   8,909   (684)

Restricted cash                                  1,114   1,114      -
Intangible Assets                                2,055   2,216   (161)
Other assets                                       705     731    (26)
                                               ------- ------- -------
Total assets                                   $45,844 $46,017  $(173)
                                               ======= ======= =======




                                              Jun 30,  Mar 31,
                                               2003     2003    Change
                                              -------- -------- ------

LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities:

  Accounts payable                             $2,226   $1,819   $407
  Deferred revenues                             1,762    1,975   (213)
  Accrued liabilities                           3,809    4,182   (373)
  Current portion of capital lease
   obligations                                   236      374   (138)
  Current portion of long term debt              886    1,212   (326)
                                              -------- -------- ------
Total liabilities                               8,919    9,562   (643)
                                              -------- -------- ------




Total stockholders' equity                     36,925   36,455    470
                                              -------- -------- ------
Total liabilities and stockholders' equity    $45,844  $46,017  $(173)
                                              ======== ======== ======


                         DIGITAL IMPACT, INC.
  RECONCILIATION FROM GAAP NET LOSS TO PRO FORMA NET LOSS AND EBITDA
         (in thousands, except per share amounts) (unaudited)


                                                    Three Months Ended
                                                           June 30,
                                                     ----------------
                                                       2003     2002
                                                     ------- --------

Net loss                                              $(293) $(1,193)

Excluded for pro forma net loss:
  Stock-based compensation                                25      263
  Amortization of purchased intangibles                  161      161
                                                     ------- --------

  Pro forma net loss                                  $(107)   $(769)

Excluded for EBITDA
  Other (income) and expense                              54       54
  Depreciation and amortization                        1,429    1,231
                                                     ------- --------

  EBITDA                                              $1,376     $516
                                                     ======= ========



EBITDA Definition: Earnings before other income and expense, taxes, depreciation, amortization, and stock-based compensation.

    CONTACT: Kalt Rosen & Co.
             Howard Kalt, 415-397-2686
             kalt@krc-ir.com
             or
             Digital Impact
             David Oppenheimer, 650-356-3400 (CFO)
             ir@digitalimpact.com